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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Thirty-Nine                   Thirteen
                                                           Weeks Ended                  Weeks Ended
                                                  ---------------------------   ---------------------------
                                                     Sept. 26,      Sept. 27,     Sept. 26,       Sept. 27,
                                                      1998           1997           1998           1997
                                                  ---------------------------   ---------------------------

Income from continuing operations                 $     23,155   $     17,412   $      9,239   $      8,303
Discontinued operations, net of income taxes           (22,589)          (402)                         (738)
                                                  ------------   ------------   ------------   ------------
Net income                                        $        566   $     17,010   $      9,239   $      7,565
                                                  ============   ============   ============   ============






Average number of common shares
    outstanding                                         11,223         12,636         10,743         12,565
                                                  ============   ============   ============   ============
  Plus: Incremental shares from
    assumed exercise of stock
    options                                                 93             28            109             47
                                                  ------------   ------------   ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                         11,316         12,664         10,852         12,612
                                                  ============   ============   ============   ============

Diluted earnings (loss) per share:
Income from continuing operations                 $       2.05   $       1.37   $       0.85   $       0.66
Loss from discontinued operations                        (2.00)         (0.03)                        (0.06)
                                                  ------------   ------------   ------------   ------------
Diluted earnings per share                        $       0.05   $       1.34   $       0.85   $       0.60
                                                  ============   ============   ============   ============

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